EXHIBIT (g)(1)(ii)
AMENDMENT TO CUSTODY AGREEMENT
     THIS AMENDMENT is made as of December 2, 2008, between U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America (the “Custodian”), and BB&T Funds, a Massachusetts business trust (the “Trust”).
RECITALS
     WHEREAS, the Trust and the Custodian entered into the certain Custody Agreement, dated August 31, 2006 (as amended, supplemented or modified from time to time, the “Agreement”), pursuant to which the Custodian acts as custodian of the cash and securities of each series of the Trust listed on Exhibit C thereto; and
     WHEREAS, in accordance with Section 14.2 of the Agreement, the Trust and the Custodian wish to amend certain indemnification provisions of the Agreement in connection with the Trust’s securities lending arrangements;
     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, the parties hereby agree as follows:
     1. Amendment.
     Exhibit D to the Agreement is hereby superseded and replaced with Amended Exhibit D attached hereto.
     2. Miscellaneous.
     (a) Section headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.
     (b) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.
     (c) Capitalized terms used but not defined in this Amendment have the respective meanings ascribed to them in the Agreement.
     (d) Except as provided in this Amendment, the provisions of the Agreement remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

BB&T FUNDS

By:	/s/ Todd M. Miller

Name:	Todd M. Miller
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Michael R. McVoy

Name:	Michael R. McVoy
Title:	Vice President

AMENDED AND RESTATED EXHIBIT D
to the
Custody Agreement between BB&T Funds and U.S. Bank, N.A.
Fee Schedule
Custody Fees:
•	.005% (.0005) on the first $5 billion in assets

•	.004% (.0004) on assets exceeding $5 billion
Securities Lending Program Transfer Fees:
In addition, a fee of $8 per transfer will be assessed for each transfer of securities from U.S. Bank, N.A. to Mellon Bank, N.A. (or an affiliate thereof) made on behalf of BB&T Funds in connection with the BB&T Funds’ securities lending program.

Amended Exhibit D (continued) to the
Custody Agreement between BB&T Funds and U.S. Bank, N.A.
BB & T Funds
GLOBAL SUB-CUSTODIAL SERVICES
BANK OF NEW YORK — ANNUAL FEE SCHEDULE

		Safekeeping	Transaction
Country	Instrument	(BPS)	Fee
Argentina	All	15.00	$40
Australia	All	2.00	$30
Austria	Equities/Bonds	3.50	$35
Austria	Depo Receipt	20.00	$35
Austria	non ATS ALL	25.00	$90
Bahrain	All	50.00	$140
Bangladesh	All	40.00	$150
Belgium	All	2.50	$45
Benin	All	40.00	$155
Bermuda	All	15.00	$60
Bolivia	All	60.00	$150
Botswana	All	25.00	$50
Brazil	All	15.00	$35
Bulgaria	All	40.00	$80
Burkina Faso	All	40.00	$155
Canada	All	1.25	$12
Chile	All	20.00	$60
China-Shanghai	All	15.00	$65
China-Shenzhen	All	15.00	$65
Columbia	All	40.00	$100
Costa Rica	All	15.00	$60
Croatia	All	35.00	$65
Cyprus	All	15.00	$45
Czech Republic	All	20.00	$50
Denmark	All	3.00	$50
EASDAQ	All	5.50	$60
Ecuador	All	35.00	$65
Egypt	All	40.00	$100
Estonia	All	7.00	$25
Euromarkets	All	1.50	$10
Finland	All	5.00	$45
France	All	2.50	$45
Germany	All	1.00	$30
Ghana	All	25.00	$50
Greece	All	20.00	$105
Guinea Bissau	All	40.00	$155
Hong Kong	All	6.00	$60
Hungary	All	35.00	$135
Iceland	All	28.00	$80
India	All	65.00	$250
Indonesia	All	12.00	$100
Ireland	All	3.00	$30
Israel	All	15.00	$45
Italy	All	3.00	$50
Ivory Coast	All	40.00	$155
Jamaica	All	35.00	$50
Japan	All	1.50	$15
Jordan	All	40.00	$125
Kazakhstan	Equities	60.00	$150
Kazakhstan	Bonds	40.00	$160
Kenya	All	30.00	$50
Latvia	Equities/Bonds	30.00	$75
Latvia	Gov’t Bonds	15.00	$75
Lebanon	All	25.00	$90
Lithuania	All	20.00	$50
Luxembourg	All	4.00	$25
Malaysia	All	6.00	$80
Mali	All	40.00	$155
Malta	All	22.00	$75
Mauritius	All	30.00	$100
Mexico	All	3.00	$20
Morocco	All	35.00	$100
Namibia	All	30.00	$50
Netherlands	All	3.00	$25
New Zealand	All	3.00	$40
Niger	All	40.00	$155
Nigeria	All	30.00	$50
Norway	All	3.00	$45
Oman	All	50.00	$140
Pakistan	All	30.00	$100
Palestinian	All	45.00	$140
Panama	All	65.00	$85
Peru	All	45.00	$105
Philippines	All	8.00	$75
Poland	All	25.00	$50
Portugal	All	15.00	$85
Qatar	All	45.00	$140
Romania	All	35.00	$100
Russia	Equities/Bonds	30.00	$200
Russia	MINFIN	15.00	$50
Senegal	All	40.00	$155
Singapore	All	3.00	$40
Slovak Republic	All	25.00	$110
Slovenia	All	25.00	$110
South Africa	All	3.00	$15
South Korea	All	10.00	$20
Spain	All	3.00	$50
Sri Lanka	All	15.00	$60
Swaziland	All	30.00	$50
Sweden	All	2.00	$45
Switzerland	All	2.00	$50
Taiwan	All	20.00	$125
Thailand	All	6.00	$45
Togo	All	40.00	$155
Trinidad & Tobago	All	30.00	$65
Tunisia	All	40.00	$45
Turkey	All	15.00	$15
United Kingdom	All	1.50	$10
Ukraine	All	30.00	$45
Uruguay	All	50.00	$65
Venezuela	All	40.00	$125
Zambia	All	30.00	$50
Zimbabwe	All	30.00	$50